Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED.
Confidential portions of this document have been redacted and have been separately filed with the Commission.

TRADING ADVISORY AGREEMENT

This Trading Advisory Agreement (the “Agreement”) is entered into by the Fund and the Trading Advisor set forth below as of the date set forth below. In consideration of their respective rights and obligations under this Agreement and other valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, and intending to be legally bound by this Agreement, the Fund and the Advisor (collectively the “Parties” and each individually a “Party”) have fully reviewed and agree to all of the terms and conditions of this Agreement:

The Fund:		The Trading Advisor:

ADF Trading Company II, LLC		Thor Asset Management (USA), LLC

Address:	c/o Aspen Diversified Fund LLC	Address:	551 Fifth Ave., Suite 2020
	1230 Peachtree Street, Suite 1750		New York, NY 10017
Atlanta, GA 30309

Attention:	Jeremy L. Standrod	Attention:	Peter Kambolin
	Managing Partner		Managing Director

Telphone:	(404) 760-3424	Telephone:	(212) 973-0070
Facsimile:	(404) 760-3422	Facsimile:	(212) 973-0063

By: ADF Trading Company II, LLC		By: Thor Asset Management USA, LLC

Signature:	/s/ Jeremy L. Standrod	Signature:	/s/ Peter Kambolin
	Jeremy L. Standrod, Managing Member		Peter Kambolin, Director

Initial Allocated Assets: [*]		AND
(Includes Notional Funding)

		Signature:	/s/ Alexei Chekhlov
Alexei Chekhlov, Managing Director

EFFECTIVE DATE: December 1, 2008

ADDITIONAL TERMS AND CONDITIONS OF THIS AGREEMENT BEGIN ON THE FOLLOWING PAGE. THIS AGREEMENT ALSO MAY CONTAIN ATTACHED SCHEDULES AS DESCRIBED IN THE AGREEMENT.

____________________
* Confidential material redacted and filed separately with the Commission.

Exhibit 10.2

WITNESSETH:

WHEREAS, the Fund has been organized to trade, buy, sell and otherwise acquire, hold, dispose of and deal in, on margin or otherwise, (i) securities (both domestic and foreign), including bank loan transactions (via assignment or participation) (collectively, “Securities”); (ii) cash and forward contracts, Foreign Exchange, and cash and forward contracts in Foreign Exchange, swaps, derivatives, and any rights and interests pertaining thereto (collectively, “Derivatives”); (iii) commodities (including any that are now, or may hereafter be, the subject of commodities or commodities contract trading), futures contracts, options on futures contracts and physical commodities (collectively, “Commodities Interests”); and (iv) securities of and interests in entities engaged, either directly or indirectly, in the trading, buying, selling, acquisition, holding or disposition of, or dealing in, Securities, Derivatives, or Commodities Interests; and

WHEREAS, the Trading Advisor is engaged in the business of making trading decisions on behalf of investors in the purchase and sale of Securities and/or Derivatives and/or Commodities Interests and/or Foreign Exchange, and

WHEREAS, the Fund desires the Trading Advisor, upon the terms and conditions set forth herein, to act as trading advisor for the Fund and to make Securities and/or Derivatives and/or Commodities Interests trading decisions for the portion of the Fund’s net assets (defined below) allocated to the Trading Advisor pursuant to the trading program designated above and described in Exhibit A hereto (the “Program”), and the Trading Advisor desires so to act;

NOW, THEREFORE, the Parties hereto do hereby agree as follows:

1.	Undertakings of the Trading Advisor

a.
The Trading Advisor hereby agrees to make to the Fund all disclosures necessary or appropriate for the Fund and its affiliates to comply with any applicable federal, state or foreign law and any other regulatory authority having jurisdiction over the Fund and the Trading Advisor. Such disclosures shall include, without limitation, the trading performance and trading systems, methods, models, strategies and formulae (subject to the right of the Trading Advisor to preserve the secrecy of proprietary information concerning such trading systems, methods, models, strategies and formulae) for the Program. The Trading Advisor also agrees to cooperate with the Fund and its designees in preparing any documents filed with or responses made to any regulatory or legal authority having or claiming to have jurisdiction over the Trading Advisor and the Fund.

b.
The Trading Advisor hereby agrees to make to the Fund all disclosures necessary or appropriate for the Fund and its affiliates, agents and advisors to prepare the Fund’s private placement memorandum and disclosure document (the “Memorandum”); provided that the Trading Advisor shall have include, without limitation, the trading performance and trading systems, methods, models, strategies and formulae (subject to the right of the Trading Advisor to preserve the secrecy of any proprietary information concerning such trading systems, methods, models, strategies and formulae) for the Program.

c.
At any time the Trading Advisor becomes aware of any materially untrue or misleading statement of fact previously supplied to the Fund (or any omission of a material fact that should have been supplied to the Fund) or a material adverse change in information or facts previously supplied to the Fund or a material adverse change in the Trading Advisor’s circumstances or ability to perform its duties hereunder, the Trading Advisor agrees to immediately inform the Fund of such statement of fact or omission or material adverse change.

Exhibit 10.2

d.
For the term of this Agreement, the Trading Advisor, at its own expense and within twenty (20) days after the end of each calendar month, shall provide the Fund with the monthly rate of return for Thor Optima Fund Ltd. Such rate of return shall be prepared in conformity with the requirements of any regulatory authority having jurisdiction over the Trading Advisor and Thor Optima Fund Ltd.

e.
Upon reasonable notice, the Fund and its designees, at the Fund’s expense, shall have the right to review, inspect and copy the books and records relating to the Fund necessary to enable them to verify the accuracy and completeness of or to supplement as necessary the data furnished by the Trading Advisor or to verify compliance with the terms of this Agreement.

f.
Neither the Trading Advisor nor its directors, officers, employees, principals, affiliates or agents (including any directors, officers, employees or principals of such affiliates or agents), nor their respective successors or assigns shall use, publish, circulate, or distribute the Memorandum (including any amendment or supplement thereto) or any related solicitation material nor engage in any marketing, sales or promotional activities in connection with the offering of interests in the Fund.

g.
During the term of this Agreement, the Trading Advisor and its directors, officers, principals, employees and affiliates shall be free to advise other investors as to the purchase and sale of Securities or Derivatives or Commodities Interests or Foreign Exchange, to manage and trade other investors’ Securities or Derivatives or Commodities Interests or Foreign Exchange accounts, and to trade for and on behalf of their own proprietary Securities or Derivatives or Commodities Interests or Foreign Exchange accounts. However, neither the Trading Advisor nor any of its officers, members, principals, employees or affiliates shall employ a trading system, method, model, strategy or formula on behalf of any such other Securities or Derivatives or Commodities Interests or a Foreign Exchange account that is different from the trading systems, methods, models, strategies or formulae employed for the Fund’s Account, unless (i) the Trading Advisor shall have first offered to the Fund in writing to employ such other trading system, method, model, strategy or formula on behalf of the Fund’s Account (as hereinafter defined) and the Fund shall have declined such offer in writing; provided, however, that at any time thereafter and from time to time the Fund may withdraw such declination and request to have the Trading Advisor employ such other trading system, method, model, strategy or formula on behalf of all or a part of the Fund’s Account; or (ii) a new trading system, method, model, strategy or formula is in the process of being tested with proprietary funds of the Trading Advisor or its affiliates prior to being formally introduced as part of the Trading Advisor’s investment strategy and offered to any and all other investors advised by the Trading Advisor.

h.
At the request of the Fund, the Trading Advisor promptly shall deliver to the Fund a written explanation of differences, if any, in the performance between the Fund’s Account and other Programs of the Trading Advisor following the attached Exhibit A – “Investment Policies”. Such written explanation shall be detailed and explicit enough to satisfy the Fund’s inquiry, in the sole judgment of the Fund.

Exhibit 10.2

2.	Duties of the Trading Advisor

a.
Allocated Assets and Trading Policies. Upon the establishment of a trading account by the Fund for the Trading Advisor to manage and advise pursuant to the power of attorney in this Agreement (the “Account” or the “Fund Account”), the Trading Advisor shall act as a trading advisor for the Allocated Assets (as hereinafter defined) through the Account. Except as provided otherwise in this Section 2, the Trading Advisor shall have sole and exclusive authority and responsibility for the period and on the terms and conditions set forth herein for directing the investment and reinvestment of the Allocated Assets in Securities and/or Derivatives and/or Commodities Interests and/or Foreign Exchange pursuant to and in accordance with (i) the Fund Account’s trading policies as from time to time in effect, as described in Exhibit A (the “Trading Policies”), and any brochure, promotional material, due diligence questionnaire or the like provided to the Fund by the Trading Advisor; (ii) the Trading Advisor’s trading systems, methods, models, strategies and formulae utilized to trade the Program as in effect on the date of this Agreement, and as refined and modified in writing from time to time in the future in accordance herewith; and (iii) the Trading Advisor’s best judgment. As used in this Agreement, “Allocated Assets” shall mean the nominal assets from time to time committed by the Fund in writing to the Program of the Trading Advisor, the “Initial Allocated Assets” shall mean the amount set forth on the first page of this Agreement, and includes Notional Funding, and “Notional Funding” shall mean capital committed by the Fund but not necessarily funded with cash. Allocated Assets may be increased or decreased at any time in the sole discretion of the Fund and shall include profits or losses unless otherwise designated in writing to the Trading Advisor by the Fund. The Trading Advisor shall give the Fund prompt written notice of any proposed material change in the Trading Advisor’s trading systems, methods, models, strategies or formulae or the manner in which trading decisions are to be made or implemented for the Account or Program and shall not make any such proposed material change without having given at least twenty (20) business days’ prior written notice of such change. The addition and/or deletion of a particular Securities or Derivatives or Commodities Interests or Foreign Exchange market or contract to or from the Fund’s Account ordinarily shall not be deemed a change in the Trading Advisor’s trading systems, methods, models, strategies or formulae for the Account or Program and prior written notice shall not be required, provided that such addition or deletion is consistent with the Trading Policies and the Disclosure Document (as hereinafter defined).

b.
Errors. The Trading Advisor shall have the obligation to identify, whether in brokerage statements, confirmations or otherwise, and to notify immediately after receipt of such document the broker and/or floor broker and/or dealer and the Fund of any order or trade the Trading Advisor believes was not executed in accordance with the Trading Advisor’s instructions to any broker or floor broker or dealer.

c.
Delivery of Disclosure Document. The Trading Advisor shall, during the term of this Agreement, deliver to the Fund copies of all disclosure documents (collectively, the “Disclosure Document”) approved for use by the Trading Advisor or filed with the Securities and Exchange Commission (on Form ADV or otherwise) and/or other regulatory or self-regulatory organizations having jurisdiction over the Trading Advisor promptly following such approval or filing.

d.
Trading Authorization. The Fund hereby appoints the Trading Advisor as its true and lawful attorney-in-fact, with full power to act and with full power of substitution and revocation in its name, place and stead to enter orders to buy and sell (including short sales), spread, or otherwise trade securities, securities options, Derivatives, Commodities Interests and/or cash markets and/or Foreign Exchange markets with respect to the Allocated Assets. The Trading Advisor shall have full authority to communicate such orders directly to the Fund’s broker holding the Account, and the broker is hereby authorized to accept and execute all such orders. This Power of Attorney shall remain in full effect unless and until the Account is closed, or until such written revocation of this power of attorney is delivered and actually received by the Trading Advisor. Such revocation shall be made in writing and delivered via overnight courier service or facsimile transmission. Upon receipt of such notice, the Trading Advisor shall have no involvement with the Account and shall cease to initiate new positions and shall cease to liquidate existing positions.

Exhibit 10.2

3.	Trading Advisor Independent

For all purposes of this Agreement, the Trading Advisor (i) shall be deemed to be an independent contractor, (ii) unless otherwise expressly provided herein or with the prior written authorization of the Fund, shall have no authority to act for or represent the Fund or its general partner, investment manager and other affiliates, and any of its or their officers, directors or employees, in any way, and (iii) shall not be deemed to be an agent of the Fund. Except as shall be specifically provided otherwise in this Agreement, nothing contained herein shall create, nor constitute the Trading Advisor and any other trading advisor or advisors for the Fund as members of, any Fund, joint venture, association, syndicate, unincorporated business or other separate entity, nor shall anything be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of any other.

5.	Fees

a.
Advisory Management Fees. For the services to be rendered to the Fund by the Trading Advisor, the Fund shall pay the Trading Advisor a monthly management fee (the “Management Fee”) in accordance with the following scale based on the amount of the Fund’s Allocated Net Assets:

On initial $5,000,000-10,000,000:
[*] of the Fund’s Allocated Net Assets

On the next $10,000,000 ($10,000,001-$20,000,000):
[*] of the Fund’s Allocated Net Assets

On everything above $20,000,001 +:
[*] of the Fund’s Allocated Net Assets

The Management Fee, calculated and billed monthly, in arrears, shall be taken as a percentage of the Fund’s Net Assets as of the close of business on the last day of the month. The Management Fee shall be due regardless of whether any profits were achieved for any prior period.

“Net Assets” shall mean the total assets of the Fund’s Account managed by the Trading Advisor, including Notional Funding, all cash and cash equivalents (valued at cost), accrued interest and the market value of all open positions and all other assets of the Fund, less all accrued but unpaid expenses and all other liabilities allocable or attributable to the Fund’s Account managed by the Trading Advisor, including, but not limited to, interest expense, margin debit expense and other similar expenses, determined in accordance with U.S. generally accepted accounting principles consistently applied under the accrual basis of accounting. In calculating Net Assets, Securities, Derivatives and Commodities Interests will be valued at the closing market value on the date of determination.

b.
Advisory Incentive Fees. The Fund shall also pay the Trading Advisor an incentive fee (the “Incentive Fee”) of [*] of New Net Profits (as defined hereinafter) above the High Water Mark (as hereinafter defined).

____________________
* Confidential material redacted and filed separately with the Commission.

Exhibit 10.2

The Incentive Fee, calculated and billed as of the last day of each Incentive Allocation Period (as hereinafter defined), shall be taken as a percentage of New Net Profits above the High Water Mark. An Incentive Allocation Period shall be a “calendar quarter”. “New Net Profits” is calculated in accordance with U.S. generally accepted accounting principles and shall include net realized profit or loss from closed positions, change in net unrealized profit and loss on open positions and the effect of all brokerage commissions, transaction fees, management fees and other fees and charges accrued during the Incentive Allocation Period. “High Water Mark” shall mean the highest nominal Net Asset Value achieved for the Account at the last business day of the Incentive Allocation Period and shall be adjusted for additions to or decreases (whether in cash or notional funds) from the Allocated Assets. If the Fund does not earn New Net Profits over the High Water Mark in a given Incentive Allocation Period, no Incentive Fee shall be due to the Trading Advisor unless and until the New Net Profits exceed the High Water Mark. The amount of the Incentive Fee paid to the Trading Advisor, if any, shall not be reimbursed to the Fund in the event of subsequent losses.

c.
Payments to be Made Solely by the Fund. For the services to be rendered by the Trading Advisor under this Agreement, the Trading Advisor hereby understands and agrees that the Fund’s general partner/managing member, investment manager or any of their affiliates are not and will not be responsible for payment of any consulting, management, incentive and/or advisory fees to the Trading Advisor. The Trading Advisor understands and agrees that all consulting, management, incentive and advisory fees payable to the Trading Advisor in connection with the services rendered to the Fund as described in this Agreement will be paid by the Fund pursuant to this Agreement. The Trading Advisor agrees that, with respect to the services it will perform for the Fund hereunder, it shall have no right to seek and will not seek payment of any fee (including, but not limited to, consulting, management, incentive or advisory fees) directly or indirectly from any person or entity other than the Fund.

d.
Timing of Payment of Fees. Any Management Fees payable to the Trading Advisor in accordance with this Agreement shall be paid by the Fund to the Trading Advisor within thirty (30) days after the finalization of the net asset value of the Fund’s Allocated Assets. Management Fees are calculated monthly and payable in arrears. Any Incentive Fees payable to the Trading Advisor in accordance with this Agreement shall be paid by the Fund to the Trading Advisor within forty-five (45) calendar days after the finalization of the net asset value of the Fund’s Allocated Assets. Incentive Fees are calculated at the end of each Incentive Allocation Period subject to the High Water Mark. If this Agreement is terminated on any day other than the last day of an Incentive Allocation Period, such termination day shall be treated as the last day of both the calendar month and the Incentive Allocation Period for purposes of calculating the Management Fee and Incentive Fee, respectively, for that period. In the case of reduction of Allocated Assets, the Management Fee for the period in which the reduction occurred shall be calculated based on the Allocated Assets as of the last day of such period.

e.
Computation of Fees. Promptly after each month end and after receipt by the Trading Advisor of the Fund’s monthly statements from the Fund’s brokers, the Trading Advisor shall forward to the Fund a reasonably itemized statement setting forth the calculation of the fee amounts requested by the Trading Advisor in respect of such month. The Fund will review the itemized statement within fourteen (14) calendar days of the receipt thereof, such statement shall for all purposes be deemed conclusively correct and either approve the fees requested or reconcile the amounts with the Trading Advisor.

Exhibit 10.2

f.
No Interest in Commissions. Without the express written consent of the Fund, neither the Trading Advisor nor its directors, officers, employees, principals, affiliates or agents (including any directors, officers, employees or principals of such affiliates or agents), nor their respective successors or assigns, shall receive or accept, whether in the form of rebates, pips, spreads or otherwise, any share of the per-transaction charges (including commissions; brokerage, floor, exchange, give-up or clearinghouse fees; and any other transaction costs) paid by or on behalf of the Fund to any broker, floor broker, broker-dealer, futures commission merchant or counterparty.

5.	Brokers: Soft Dollars

	a.	Brokers. The Trading Advisor shall place orders for all transactions for the Fund through such broker or brokers upon which the Fund and the Trading Advisor will mutually agree.

b.
Soft Dollars. Research or investment-management-related services and equipment may be provided by brokers through which portfolio transactions are executed, settled and cleared. This may include research reports on particular industries and companies, economic surveys and analyses, recommendations as to specific securities, on-line quotations, news and research services and other services (e.g., computer and telecommunications equipment) providing lawful and appropriate assistance to the Trading Advisor in the performance of its investment decision-making responsibilities (collectively, “soft dollars” or “soft dollar items”).

Section 28(e) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), permits the use of soft dollar items in certain circumstances, provided that the Fund does not pay a rate of commissions in excess of what is competitively available from comparable brokerage firms for comparable services, taking into account various factors, including commission rates, financial responsibility and strength and ability of the broker to efficiently execute transactions. Non-research products and soft dollars which are not generated through agency transactions in securities are outside the parameters of the Section 28(e) “safe harbor.”

The Trading Advisor may from time to time use soft dollars for (i) items which are within the Section 28(e) “safe harbor,” (ii) expenses outside of the Section 28(e) “safe harbor” otherwise payable by the Fund and/or Trading Advisor with respect to the Fund such as, without limitation, administration, accounting, auditing and legal expenses and other services, and (iii) certain other soft dollar items which are outside the Section 28(e) “safe harbor,” including computer hardware (including replacement parts) and software, telecommunications equipment (including replacement parts) and related infrastructure and wiring as well as fees and expenses associated with consultants and the maintenance of such telecommunications and computer equipment.

Soft dollar items, whether provided directly or indirectly, may be utilized for the benefit of the Trading Advisor’s and its affiliates’ other accounts. The Trading Advisor may from time to time use soft dollars to acquire soft dollar items that the Trading Advisor or its affiliates would otherwise be obligated to provide to, or acquire at their own expense. Nonetheless, the Trading Advisor believes that such soft dollar items may provide the Fund Account with benefits by supplementing the research and services otherwise available to the Fund Account.

Exhibit 10.2

6.	Term and Termination

a.
Term and Renewal. This Agreement shall continue in effect until terminated by either Party in accordance with the terms hereof. The Fund may terminate at any time, upon ten (10) calendar days’ written notice to the Trading Advisor, by closing the Account or by sending written notice to the Trading Advisor (either via facsimile, regular mail or other delivery service). The Trading Advisor may terminate this Agreement upon thirty (30) calendar days’ written notice to the Fund.

	b.	Termination. Notwithstanding Section 6(a) hereof, this Agreement shall terminate:

		i.	Immediately if the Fund shall terminate and be dissolved; or
		ii.	Immediately if the Trading Advisor can no longer effectively implement its trading strategy on behalf of the Fund; or
iii.
Immediately, at the discretion of the Trading Advisor, if the Fund shall fail to perform any of its obligations under this Agreement, provided the Fund shall have received written notice of such failure to perform and not cured same within five (5) business days thereafter.

c.
Indemnities and Fee Payment Obligations Survive Termination. The fee payment obligations set forth in Section 4 of this Agreement (with respect to periods on or before the date of termination) and the indemnities set forth in Section 9 of this Agreement shall survive any termination hereof.

d.
Non-Solicitation of the Fund’s Investors. In the event that the Trading Advisor learns of the identity of any of the Fund’s investors, the Trading Advisor agrees that neither it nor its officers, directors, shareholders, members, employees, agents or affiliates will take any steps to solicit the Fund’s investors or to cause any investor in the Fund to withdraw from or reduce its investment in the Fund.

7.	Confidential Information

The Fund and the Fund’s directors, officers, employees, principals, affiliates and agents may receive and have access to certain information, data, notes, analyses, records and materials of the Trading Advisor, including, without limitation, information concerning the business affairs, portfolios and investment strategies of the Trading Advisor or its clients, the Trading Advisor’s research, systems used by the Trading Advisor or provided to clients for the purposes of trading, portfolio evaluation and monitoring, pricing and valuing securities and other financial products, and accounting back-office functions (the “Confidential Information”).

The Fund and the Fund’s directors, officers, employees, principals, affiliates or agents shall not disclose, copy or permit the disclosure of the Confidential Information to third parties, including, without limitation, to their respective directors, officers, employees, principals, affiliates or agents, except as required by law, a court of competent jurisdiction or any self-regulatory organization or as otherwise contemplated by this Agreement. The Fund and the Fund’s directors, officers, employees, principals, affiliates or agents shall not use the Confidential Information with respect to its own trading activities. The Trading Advisor may disclose the identity of the Fund, and its relationship to the Fund, as part of any representative list of clients of the Trading Advisor. Notwithstanding the foregoing, the Fund may disclose the identify of the Trading Advisor and its relationship to the Trading Advisor and may disclose in its marketing materials and in presentations to other Clients or prospective Clients all of the information contained in attached Exhibit A, as well as the performance returns of the Fund and any analyses performed on this data by the Fund.

Exhibit 10.2

8.	Representations and Warranties

The Trading Advisor hereby represents and warrants to the Fund as follows:

a.
All information contained in the materials supplied to the Fund by the Trading Advisor is true, accurate, and complete in all material respects and does not contain any misleading or untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Furthermore, such Disclosure Document and other materials comply in all respects with all applicable regulations. Except as otherwise disclosed, the actual performance of the Trading Advisor’s Accounts or Funds or model/pro-forma Accounts during the period of time covered by the Trading Advisor’s performance table(s) contained in either the Disclosure Document or other promotional materials given to the Fund is reflected therein in full conformity with the requirements of all applicable laws and regulations, and such performance data and the explanations and footnotes thereto are fairly presented and are true, correct and complete in all material respects.

b.
The Trading Advisor has the power and authority and is permitted by applicable law to enter into and carry out its obligations under this Agreement and to own its properties (including, but not limited to, its trading systems, methods, models, strategies and formulas) and conduct its business as described in this Agreement.

c.
The performance of the obligations under this Agreement by the Trading Advisor and its affiliates and administrative personnel will not conflict with, violate the terms of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, management or advisory agreement, or other agreement or instrument to which the Trading Advisor or its employees or affiliates is a party or by which any such person is bound or to which any of the property (including, but not limited to, the trading systems, methods, models, strategies or formulas) or assets of any such person is subject, or any order, rule, law, regulation or other legal requirement applicable to any such person or to the property or assets of any such person.

d.
The Trading Advisor is currently registered with or a member of all U.S. and international governmental or private regulatory bodies having or claiming to have jurisdiction over the Trading Advisor or its activities, and such registrations and memberships have not expired or been revoked, suspended, terminated, not renewed, limited, conditioned, restricted or qualified in any respect. The Trading Advisor and its affiliates and administrative personnel have all required governmental and regulatory registrations and memberships necessary to carry out their respective obligations under this Agreement and to act as described in this Agreement.

e.
To the best of the Trading Advisor's knowledge after due inquiry, the Trading Advisor has complied and will continue to comply with all laws, rules and regulations having application to its or his business, properties and assets. Except as set forth in the Disclosure Document, there are no actions, suits, proceedings or investigations pending or threatened against the Trading Advisor or its directors, officers, employees, principals, affiliates or agents, at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, any self-regulatory organization or any exchange.

	f.	The Trading Advisor is duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation and is qualified to do business in each applicable jurisdiction.

Exhibit 10.2

g.
The foregoing representations and warranties shall be continuing during the term of this Agreement to the same extent and effect as if they were issued continuously throughout such term, and if at any time any event shall occur that could make any of the foregoing incomplete or inaccurate, the Trading Advisor shall promptly notify the Fund of the occurrence of such event.

The Fund hereby represents and warrants to the Trading Advisor as follows:

a.
The Fund has full power and authority and is permitted by applicable law to enter into and carry out its obligations under this Agreement and to own its properties and conduct its business as described in this Agreement and the Memorandum.

b.
The performance of the obligations under this Agreement by the Fund will not conflict with, violate the terms of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement, management or advisory agreement, or other agreement or instrument to which the Fund is a party or by which the Fund is bound or to which any of the property or assets of the Fund is subject, or any order, rule, law, regulation, or other legal requirement applicable to the Fund or to the property or assets of the Fund.

c.
There are no actions, suits, proceedings or investigations pending or threatened against the Fund, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency, or instrumentality, any self-regulatory organization, or any exchange.

d.
The Fund is duly organized and validly existing under the laws of the jurisdiction of its organization and is qualified to do business in each jurisdiction in which the failure to so qualify would have a materially adverse affect on the Fund's ability to perform its obligations under this Agreement.

e.
The Fund has complied and shall comply in all material respects with applicable rules and regulations relating to the solicitation of persons residing in each jurisdiction in which it solicits subscriptions for its shares and with all other laws, rules, and regulations having application to its business, properties, and assets.

	f.	The Fund is the beneficial owner of the Fund Account.

g.
The beneficial owners of the Fund Account are not and will not, without the Trading Advisor’s consent, become subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), nor is the Fund Account “plan assets,” and will not become such without the Trading Advisor’s consent, as defined by ERISA and/or rules or regulations promulgated by the U.S. Department of Labor.

h.
The foregoing representations and warranties shall continue during the term of this Agreement, and if at any time any event shall occur that could make any of the foregoing incomplete or inaccurate, the Fund shall promptly notify the Trading Advisor of the occurrence of such event.

9.	Indemnification

a.
The Trading Advisor shall indemnify, defend and hold harmless the Fund, its affiliates and their respective directors, officers, shareholders, employees and controlling persons from and against any and all losses, claims, damages, liabilities, costs and expenses (including any reasonable investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Trading Advisor shall have approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding relating to any action or omission of the Trading Advisor, any of its respective officers, shareholders, members, directors or employees relating to the business or activities of such person under this Agreement or relating to the management of the Fund Account if the action or omission of such person that was the subject of the demand, claim, lawsuit, action or proceeding constituted any material breach of this Agreement or any covenant, representation or warranty contained herein or gross negligence or willful misconduct or was an action or omission taken otherwise than in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund Account.

Exhibit 10.2

b.
The Fund shall indemnify, defend and hold harmless the Trading Advisor and its affiliates and their respective directors, officers, shareholders, employees and controlling persons (a “TA Party”) from and against any and all losses, claims, damages, liabilities, costs and expenses (including any reasonable investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Fund shall have approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding arising out of or based upon (i) this Agreement or the Trading Advisor’s activities on behalf of the Fund or Fund Account, including, without limitation, all legal, professional and other expenses incurred by the Trading Advisor, or persons designated by it, in the performance of its duties and obligations hereunder, all indemnity obligations owed by the Trading Advisor to persons designated by it and (ii) any taxes on profits and losses of the Fund Account or Fund, or any member; provided that (A) such Losses did not arise out of, nor were based upon an act, omission, conduct, or activity (“Activity”) by a TA Party which constitutes willful misconduct, gross negligence, or material breach of this Agreement and (B) such Activity was done by such person in good faith and in the reasonable belief that it was in or not opposed to the best interests of the Fund Account.

c.
Promptly after receipt by an indemnified party under Section 9(a) or (b) of notice of the commencement of an action or claim to which either such Section may apply, the indemnified party shall notify the indemnifying party in writing of the commencement of such action or claim if a claim for indemnification in respect of such action or claim may be made against the indemnifying party under either such Section; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to the indemnified party under either such Section (except where such omission shall have materially prejudiced the indemnifying party) or otherwise. In case any such action or claim shall be brought against an indemnified party and the indemnified party shall notify the indemnifying party of the commencement of such action or claim, the indemnifying party shall be entitled to participate in such action or claim and, to the extent that the indemnifying party may desire, to assume the portion of the defense of such action or claim with respect to which the indemnifying party has an indemnification obligation hereunder with counsel selected by the indemnifying party and approved by the indemnified party. After notice from the indemnifying party to the indemnified party of the indemnifying party's election so to assume the defense of such action or claim, or the applicable portion thereof, the indemnifying party shall not be liable to the indemnified party for any legal, accounting, and other fees and expenses subsequently incurred by the indemnified party in connection with the defense of such action or claim other than reasonable costs of investigation. Notwithstanding any provision of this Section 9(c) to the contrary, if in any action or claim as to which indemnity is or may be available an indemnified party shall determine that its interests are or may be adverse, in whole or in part, to the interests of the indemnifying party or that there may be legal defenses available to the indemnified party which are or may be different from, in addition to, or inconsistent with the defenses available to the indemnifying party, the indemnified party may retain its own counsel in connection with such action or claim, in which case the indemnified party shall be responsible for any legal, accounting, and other fees and expenses reasonably incurred by or on behalf of it in connection with investigating or defending such action or claim. If there shall be a final judgment for the plaintiff in any such action or claim, the indemnifying party shall indemnify, hold harmless, and defend an indemnified party from and against any loss, liability, or expense in accordance with Section 6 by reason of such settlement or judgment.

Exhibit 10.2

	d.	The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified party.

10.	Entire Agreement

This Agreement constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless it shall be in writing and signed by the party against whom enforcement is sought.

11.	Assignment

This Agreement shall not be assigned by either party hereto without the prior express written consent of the other party.

12.	Amendment: Waiver

This Agreement shall not be amended except by a writing signed by the parties hereto. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert its or his rights hereunder on any occasion or series of occasions.

13.	Severability

If any provision of this Agreement, or the application of any provision to any person or circumstance, shall be held inconsistent with any present or future law, ruling, rule, or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter hereof, such provision shall be deemed to be rescinded or modified in accordance with such law, ruling, rule, or regulation, and the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it shall be held inconsistent, shall not be affected thereby.

14.	Notices

Any notice required or desired to be delivered under this Agreement shall be in writing and shall be delivered by courier service or facsimile transmission (with electronic confirmation) to the address and facsimile numbers designated on the first page of this Agreement and shall be effective upon actual receipt by the party to which such notice shall be directed.

15.	Governing Law

This Agreement shall be governed by and construed in accordance with the law of the State of New York (excluding the law thereof which requires the application of or reference to the law of any other jurisdiction).

Exhibit 10.2

16.	Consent to Jurisdiction

The parties hereto agree that any action or proceeding arising directly, indirectly, or otherwise in connection with, out of, related to, or from this Agreement, any breach hereof, or any transaction covered hereby, shall be resolved, whether by arbitration or otherwise, within the City and State of New York. Accordingly, the parties consent and submit to the jurisdiction of the federal and state courts and any applicable arbitral body located within the City and State of New York. The parties further agree that any such action or proceeding brought by either party to enforce any right, assert any claim, or obtain any relief whatsoever in connection with this Agreement shall be brought by such party exclusively in the federal or state courts, or if appropriate before any applicable arbitral body, located within the City and State of New York.

17.	Survival

The provisions of this Agreement shall survive the termination hereof with respect to any matter arising while this Agreement shall be in effect.

18.	Sales Literature and Reports; Use of Name

No sales literature or reports to investors explicitly describing the Trading Advisor by name, its trading strategies, personnel, or performance (other than the performance of the Fund) will be distributed by the Fund or its agents without the prior written approval of the Trading Advisor. The Fund or its agents has no ownership or rights to the Trading Advisor’s name and will stop using the Trading Advisor’s name upon termination of this Agreement.

19.	Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

20.	Headings

Headings to sections and subsections in this Agreement are for the convenience of the parties only and are not intended to be a part of or to affect the meaning or interpretation hereof.

21.	No Third Party Beneficiaries

This Agreement is not intended to and shall not convey any rights to persons not a party to this Agreement.

Exhibit 10.2

22.	Track Record

The Fund and the Managing Member shall allow the Trading Advisor to use the track record of the Account for its own marketing purposes and will provide the Trading Advisor with any supporting materials reasonably requested by the Trading Advisor to comply with Securities Exchange Commission requirements.

IN WITNESS WHEREOF, this Agreement has been executed on Page 1 hereof for and on behalf of the parties hereto as of the day and year first written above.

Exhibit 10.2

EXHIBIT A
INVESTMENT POLICIES

Investment Objective

The primary investment objective of the Trading Advisor is to achieve consistent returns having low to negative correlation to any major equity, bond or currency markets, as well as to any broad hedge fund indices.

Investment Strategies

The Trading Advisor attempts to achieve its objective using fully systematic, high-frequency, highly-automated electronic trading in a wide range of diversified futures markets. The Fund seeks to profit from an investment approach that focuses on contrarian, mean reversion strategies while maintaining liquidity in the portfolio. The Trading Advisor will often hedge its long positions with short positions in correlated markets to reduce risk related to directional market moves.

The Trading Advisor is not limited in the trading strategies that it may pursue and may, in the future, broaden its investment processes to implement other strategies and styles of investing.

Investment Process

The Investment Adviser believes that persistent, structural inefficiencies are present in global equity index markets, especially at high frequencies of price change, particularly with respect to mean-reverting qualities in these markets. These inefficiencies are primarily driven by the high level of disparity between market participants with respect to skill, access to information, commissions, and speed of execution, as well as the disparities between different exchanges and time-zones. Short-term deviations from equilibrium take place from temporary liquidity shortages, which evaporate as liquidity returns to the market, resulting in a reversion of the instruments to its mean. The program scours the market for these opportunities, many of which can last less than one minute during any time of the day in any market across the world. The Investment Adviser statistically tests all the markets within the trading universe on a monthly basis to confirm mean-reverting characteristics, and to ensure that the models applied to the markets are not over-adjusting parameters. The system analyzes price tick data, as well as volume, and night session data.

The Investment Adviser’s trading strategy relies heavily on historical statistical relationships that have existed either in individual markets or across several markets and considers relationships among select markets. The research group of the Investment Adviser consists of former scientists in such areas as theoretical physics, applied mathematics, computer science and engineering who possess extensive academic and financial experience and have developed trading strategies using their expertise in those areas. The Investment Adviser’s strategies depend heavily upon its ability to detect market inefficiencies by processing vast amounts of high-frequency data.

Exhibit 10.2

Investment Policies

Minimizing risk in relation to return is pivotal to the Investment Adviser’s investment framework and the Investment Adviser’s risk control system seeks to enable the trading account to withstand extreme events in financial markets. The Investment Adviser seeks to control the trading account portfolio’s risk in a manner consistent with the long-term investment objectives of the trading account. The Investment Adviser emphasizes diversification by trading a portfolio of equity indices over three geographical locations and multiple time-frames. Maximum risk level is assigned to each geographical region, model, market, and relationship. Risk is also controlled by enforcing into the investment framework mandatory stop-losses. In addition, a proprietary money management system is incorporated that manages portfolio risk by assessing the overall system drawdown.

The Investment Adviser devotes a substantial effort to research and development of new profitable and sustainable arbitrage strategies while at the same time, enhancing existing strategies. The Investment Adviser may initiate new strategies or “sub-strategies” or terminate an existing strategy if it believes that doing so will result in better absolute or risk-adjusted returns. The Investment Adviser has full discretion to determine the timing and extent to which certain arbitrage strategies should be deployed.

The Investment Adviser is also authorized to depart from its typical frequency and trading patterns during periods of unusual market volatility or at other times when it believes that defensive strategies are appropriate. During such times, the Fund may suspend its normal trading policies and all or a significant portion of the trading acount’s assets may be held in money-market instruments, U.S. Treasury Bills, other fixed-income securities or investments that the Investment Adviser considers appropriate.

The investment methods and strategies used are proprietary and confidential. The aforementioned description is general in nature and is not intended to be exhaustive. There can be no guarantee that the Investment Adviser’s assumptions regarding the availability of investment opportunities will prove accurate or that its investment methods and strategies or any particular investment will be profitable. There is also no assurance that the investment objectives of trading account will be achieved. Certain strategies, such as short-selling, leverage or limited diversification can adversely affect the investment portfolio.

Exhibit 10.2